 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-292544
PROSPECTUS SUPPLEMENT(To Prospectus dated January 29, 2026)

1,600,000 Shares of Common Stock
We are offering 1,600,000 shares of our common stock, par value $0.001 per share, or our common stock.
Our common stock is listed on The Nasdaq Capital Market under the symbol “PVLA.” On February 25, 2026, the last reported sale price of our common stock was $128.60 per share.
Certain of our directors have indicated an interest in purchasing securities in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no securities to any of these potential investors and any of these potential investors could determine to purchase more, less or no securities in this offering. The underwriting discount for any securities sold to these potential investors in the offering will be the same as the underwriting discount for the securities sold to the public.
We are a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and for future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”
Investing in our securities involves a high degree of risk. See the “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$125.00	$200,000,000
Underwriting discounts and commissions(1)	$7.50	$12,000,000
Proceeds to Palvella Therapeutics, Inc., before expenses	$117.50	$188,000,000

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 240,000 shares of our common stock at the public offering price, less underwriting discounts and commissions.
The underwriters expect to deliver the shares of our common stock to purchasers on or about February 27, 2026.
Joint Bookrunning Managers
TD Cowen	Cantor	Stifel	Mizuho	LifeSci Capital	Oppenheimer & Co.	Canaccord Genuity	H.C. Wainwright & Co.
Co-Managers
Lucid Capital Markets	Jones	Clear Street	Craig-Hallum
February 25, 2026

Prospectus Summary
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein.
You should rely only on the information that we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or the accompanying prospectus is delivered, or securities are sold, on a later date.
This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”
When we refer to “Palvella,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Palvella Therapeutics, Inc., and its subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
Palvella® and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement may also include trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary description about us, our business and this offering highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page S-7 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
We are a clinical-stage biopharmaceutical company whose vision is to become the leading rare disease biopharmaceutical company focused on developing and, if approved, commercializing novel therapies to treat patients suffering from serious, rare skin diseases and vascular malformations for which there are no U.S. Food and Drug Administration, or FDA,-approved therapies. We intend to leverage our versatile QTORIN™ platform to treat these patients. The QTORIN platform is designed to generate potential new therapies that penetrate the deep layers of the skin to locally treat a broad spectrum of rare skin diseases and vascular malformations. Our lead product candidate, QTORIN 3.9% rapamycin anhydrous gel, or QTORIN rapamycin, is currently in clinical development for microcystic lymphatic malformations, or microcystic LMs, and cutaneous venous malformations, or cutaneous VMs. QTORIN rapamycin contains the active pharmaceutical ingredient, or API, rapamycin, also known as sirolimus, which is an inhibitor of mTOR, a kinase that has been known to play a key role in cell growth and proliferation.
As discussed further below under “—Recent Developments—Clinical Updates,” in February  2026, we announced positive topline results from SELVA, a Phase 3, single-arm, baseline-controlled study, which evaluated the safety and efficacy of QTORIN rapamycin for the treatment of microcystic LMs in patients 3 years and older, which met its primary endpoint with statistically significant improvement on the Microcystic Lymphatic Malformation Investigator Global Assessment (mLM-IGA) (p<0.001). The study also met its pre-specified key secondary endpoint (p<0.001) and all four additional secondary endpoints with statistical significance (all p<0.001). In December 2025, we announced positive topline efficacy results from the Phase 2 TOIVA study, which evaluated the safety and efficacy of QTORIN rapamycin for the treatment of cutaneous VMs in patients 6 years and older, which achieved statistical significance on multiple pre-specified clinician-reported and patient-reported efficacy endpoints, including dynamic change endpoints and static severity endpoints.
In September 2025, we announced the expansion of our QTORIN rapamycin development program into clinically significant angiokeratomas. We plan to meet with the FDA in the first half of 2026 to discuss the proposed design of a Phase 2 study of approximately 10-20 patients to evaluate QTORIN rapamycin for the treatment of clinically significant angiokeratomas. Study initiation is anticipated in the second half of 2026.
In November 2025, we announced a new QTORIN product candidate, QTORIN pitavastatin, for the treatment of disseminated superficial actinic porokeratosis, or DSAP. QTORIN pitavastatin was developed leveraging QTORIN. We plan to meet with the FDA in the first half of 2026 to discuss the proposed design of a Phase 2 clinical trial evaluating QTORIN™ pitavastatin in patients with DSAP. Trial initiation is anticipated in the second half of 2026.

Recent Developments
Clinical Updates
In February 2026, we announced positive topline results from our pivotal Phase 3 SELVA study of QTORIN rapamycin for the treatment of microcystic LMs. The Phase 3 trial met its primary endpoint with statistically significant improvement on the Microcystic Lymphatic Malformation Investigator Global Assessment (mLM-IGA) (p<0.001). The study also met its pre-specified key secondary endpoint (p<0.001) and all four additional secondary endpoints with statistical significance (all p<0.001).
Topline efficacy results from the SELVA study are as follows:
Efficacy Endpoints at Week 24 (ITT Population, N=49)	Mean Change	Two-sided p-value
Primary: Microcystic LM Investigator Global Assessment (mLM-IGA)*	+2.13	p<0.001
Key Secondary: Blinded mLM Multi-Component Static Scale (mLM-MCSS)**	-3.36	p<0.001
Secondary: Patient Global Impression of Change (PGI-C)*	+1.9	p<0.001
Secondary: Live mLM-MCSS**	-4.6	p<0.001
Secondary: Clinician Global Impression of Severity (CGI-S)***	-1.7	p<0.001
Secondary: Patient Global Impression of Severity (PGI-S)***	-1.0	p<0.001

•
n=49 subjects aged 6 and older; data analyzed per statistical analysis plan; non-completer data handled via multiple imputation per statistical analysis plan consistent with FDA guidance; endpoints tested according to pre-specified hierarchical testing procedure

*
Dynamic change scales (7-point scales ranging from -3 to +3; positive values indicate improvements from baseline)

**
mLM-MCSS (Sum of 3 static severity scales: Height, Leaking/Bleeding, Vesicle Appearance: Each scale rated 1 to 5; total score 3-15. Test baseline to Week 24 change; negative values indicate improvements from baseline)

***
Static severity scales (5-point scales ranging from 1 to 5; negative values indicate improvements from baseline)

The primary endpoint, the microcystic LMs-IGA, is a 7-point clinician-assessed dynamic scale measuring change in disease severity from baseline ranging from “Very Much Worse” (-3) to “Very Much Improved” (+3). On the microcystic LMs-IGA at Week 24 in the ITT population (n=49), QTORIN rapamycin demonstrated a mean improvement of +2.13 points, meeting the study’s primary endpoint (p<0.001). Of the participants aged ≥ 6 who completed the efficacy evaluation period, 95% (41/43) demonstrated at least a 1-point improvement, and 86% (37/43) were either “Much Improved” (+2) or “Very Much Improved” (+3). In the 3- to 5-year-old cohort, one participant enrolled and was “Very Much Improved” (+3) on the microcystic LMs-IGA at Week 24.
The key secondary endpoint, the blinded microcystic LMs Multi-Component Static Scale or mLM-MCSS, a clinician-assessed static scale scored as the total of three sub-scales (minimum score: 3; maximum score: 15) capturing lesion height, leaking/bleeding, and vesicle appearance, improved by a mean of 3.36 points (p<0.001), based on a blinded independent review of randomized Baseline and Week 24 photographs evaluated by a committee of clinician experts.
Similar to previous clinical trials of QTORIN rapamycin, in the Phase 3 SELVA study, QTORIN rapamycin was well-tolerated. Amongst the 50 participants who initiated treatment, 35 participants (70%) experienced treatment-emergent adverse events, oR TEAEs. Four experienced serious adverse events, of which one experienced a severe TEAE; all were deemed unrelated to study drug by investigators. Amongst the TEAEs, a total of 17 participants experienced treatment-related adverse events, or TRAEs, all of which were rated mild or moderate. The most common TRAES included application site acne, application site discoloration, and application site pruritus (all n=3, 6%). Rapamycin levels were below 2 ng/mL in systemic circulation for all participants at all timepoints in the study.

Of the 50 participants who initiated treatment, 44 participants (88%) completed the 24-week efficacy evaluation period. Four participants discontinued for reasons unrelated to adverse events, one participant discontinued due to an adverse event not related to study drug, and one participant discontinued due to an adverse event (lymphorrhea) possibly related to study drug. Following completion of the efficacy evaluation period, 43 of 44 eligible participants (98%, inclusive of those aged ≥ 3 years) elected to continue QTORIN rapamycin in the ongoing treatment extension period.
Certain Unaudited Preliminary Financial Information
We estimate that our cash, cash equivalents and marketable securities were approximately $55.9 million as of December 31, 2025. This amount is unaudited and preliminary and is subject to completion of financial closing procedures, including the completion of management’s reviews. As a result, this amount reflects our preliminary estimate with respect to such information, based on information currently available for management, and may vary from our actual financial position as of December 31, 2025. Further, this preliminary estimate is not a comprehensive statement or estimate of our financial data or financial condition as of December 31, 2025. The unaudited preliminary financial data included in this prospectus supplement have been prepared by, and are the responsibility of, our management team. Ernst & Young LLP, our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that we may identify items that require us to make adjustments to the financial information set forth above. This preliminary estimate should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States and it is not necessarily indicative of the balance to be achieved in any future period. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of December 31, 2025. Accordingly, you should not place undue reliance on this preliminary estimate. This preliminary estimate should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-looking Statements,” and under similar headings included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement and in the accompanying prospectus. We expect to complete our financial statements for the year ended December 31, 2025 subsequent to the completion of this offering, and consequently such financial statements will not be available to you prior to investing in this offering.
Corporate Information
We were incorporated in the State of Nevada in May 2013 under the name “Marika Inc.” and began operating the business of Pieris Pharmaceuticals GmbH (formerly Pieris AG, a German company which was founded in 2001), through a reverse acquisition on December 17, 2014. On December 13, 2024, we completed a reverse merger transaction, or the Merger, with Palvella Therapeutics, Inc., a Delaware corporation, or Legacy Palvella, and, upon completion of the Merger, we changed our name to “Palvella Therapeutics, Inc.” Shares of our common stock commenced trading on the Nasdaq Capital Market under the ticker symbol “PVLA” as of market open on December 16, 2024. Legacy Palvella was formed under the laws of the State of Delaware on September 11, 2015 as Palvella Therapeutics LLC, a limited liability company. On May 30, 2018, Legacy Palvella converted into a Delaware corporation and changed its name to Palvella Therapeutics, Inc. Since Legacy Palvella’s inception, it has devoted substantially all of its time to identifying, researching and conducting preclinical and clinical activities for its product candidates, acquiring and developing its platform technology, organizing and staffing its company, business planning, raising capital and establishing its intellectual property portfolio.
Our principal executive office is located at 353 W. Lancaster Avenue, Suite 200, Wayne, Pennsylvania 19087, and our telephone number is (484) 253-1461. Our website address is www.palvellatx.com. We have included our website in this prospectus supplement solely as an inactive textual reference. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. Smaller reporting companies may take advantage of certain scaled disclosures, including, among other things, providing only two years of audited financial statements in their Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these reduced disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Common stock offered by
us
1,600,000 shares of our common stock.
Option to purchase additional shares from us
We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement to purchase up to an additional 240,000 shares of our common stock.
Common stock to be outstanding immediately after this offering
12,688,329 shares of our common stock (or 12,928,329 shares, if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to support the development of our programs, including QTORIN rapamycin and QTORIN pitavastatin, and for working capital and other general corporate purposes, including research and development expenses. See “Use of Proceeds” for a more detailed discussion of our expected use of proceeds.
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 8 of the accompanying prospectus and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.
Indications of interest
Certain of our directors have indicated an interest in purchasing shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares of common stock to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares of common stock in this offering. The underwriting discount for any shares of common stock sold to these potential investors in the offering will be the same as the underwriting discount for the shares of common stock sold to the public.
Nasdaq Capital Market symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “PVLA.”
The number of shares of our common stock that will be outstanding after this offering is based on 11,088,329 shares of our common stock outstanding as of September 30, 2025, and excludes the following:
•
2,733,437 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2025 at a weighted-average exercise price of $14.44 per share;

•
577,985 shares of our common stock issuable upon exercise of stock options granted subsequent to September 30, 2025 at a weighted-average exercise price of $82.49 per share;

•
1,310,859 shares of our common stock available for future issuance as of September 30, 2025 under our 2024 Equity Incentive Plan;

•
options to purchase 21,208 shares of our common stock that were exercised subsequent to September 30, 2025;

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1,133 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock;

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53,706 shares of our common stock issuable upon conversion of our Series B Convertible Preferred Stock;

•
46,769 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock;

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40,019 shares of our common stock issuable upon conversion of our Series D Convertible Preferred Stock;

•
66,697 shares of our common stock issuable upon conversion of our Series E Convertible Preferred Stock; and

•
2,466,456 pre-funded warrants to purchase shares of our common stock outstanding as of September 30, 2025 with an exercise price of $0.001 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes:
•
no exercise of the outstanding options referred to in the bullets above;

•
no exercise by the underwriters of their option to purchase additional shares of our common stock from us; and

•
no exercise of the outstanding pre-funded warrants referred to in the bullets above.

RISK FACTORS
An investment in our securities involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline and you may lose all or part of your investment. Before investing in our securities, you should consider carefully the risk factors set forth in this prospectus supplement and the accompanying prospectus, along with the risk factors described in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, as well as other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act.
Risks Related to This Offering
Management will have broad discretion over the use of proceeds from this offering, and may not use the proceeds effectively.
Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will have limited information concerning our management’s specific intentions regarding the use of the proceeds of this offering and be relying on the judgment of our management regarding the application of the proceeds of this offering. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents, marketable securities and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline. See “Use of Proceeds” for a more detailed discussion of our expected use of proceeds.
You will experience immediate and substantial dilution in the net tangible book value per share of the common stock purchased in this offering.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock that you purchase in this offering. The exercise of outstanding stock options or exercise of the pre-funded warrants currently outstanding may result in further dilution of your investment. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.
Future sales and issuances of shares of our common stock or securities convertible into or exercisable for shares of our common stock following this offering, as well as the exercise of existing options and pre-funded warrants, will dilute your ownership interests and may adversely affect the future market price of our common stock.
As a development-stage company, we will need additional capital to fund the development and commercialization of our product candidates. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements at prices and in a manner we determine from time to time, which may cause your ownership interest to be diluted. For example, as of September 30, 2025, there were options to purchase 2,733,437 shares of our common stock outstanding at a weighted average exercise price of $14.44 and 2,466,456 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants with an exercise price of $0.001. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional shares of our common stock, options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
Certain of our directors have indicated an interest in purchasing shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares of common stock to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares of common stock in this offering. The underwriting discount for any securities sold to these potential investors in the offering will be the same as the underwriting discount for the securities sold to the public. If such directors are allocated all or a portion of the shares of common stock in which they have indicated an interest in this offering, or more, and they purchase any such shares of common stock, such purchase would reduce the available public float for the shares of our common stock.
A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. Immediately after this offering, we will have outstanding 12,688,329 shares of our common stock (or 12,928,329 shares if the underwriters exercise their option to purchase additional shares of our common stock in full), based on the number of shares of our common stock outstanding as of September 30, 2025. This includes the shares of our common stock that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our directors, officers or affiliates. Of the remaining shares, approximately 2,451,616 are restricted from sale as a result of 60-day lock-up agreements (which may be waived, with or without notice, by TD Securities (USA) LLC) but will be able to be sold beginning 60 days after this offering, unless held by one of our affiliates, in which case the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act of 1933, as amended, or the Securities Act. In addition, we have also registered the shares of our common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.
If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.
The trading market for our common stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of these analysts initiate research with an unfavorable rating or downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our common stock to decline.
The market price and trading volume of our stock may be volatile.
The market price of our common stock could be subject to significant fluctuations. The stock market in general and the market for biopharmaceutical and pharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our stockholders may not be able to sell their shares at or above the price they paid for the shares. The market price of our common stock may be influenced by many factors including:
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results of clinical trials and preclinical studies of our product candidates, or those of our competitors or existing or future collaborators;

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failure to meet or exceed financial and development projections we may provide to the public;

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failure to meet or exceed the financial and development projections of the investment community;

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announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

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actions taken by regulatory agencies with respect to our product candidates, clinical studies, manufacturing process or sales and marketing terms;

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disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

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additions or departures of key personnel;

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significant lawsuits, including patent or stockholder litigation;

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if securities or industry analysts do not publish research or reports about or business, or if they issue adverse or misleading opinions regarding our business and stock;

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changes in the market valuations of similar companies;

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general market or macroeconomic conditions or market conditions in the pharmaceutical and biopharmaceutical sectors;

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sales of securities by us or other securityholders in the future;

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if we fail to raise an adequate amount of capital to fund our operations or continued development of our product candidates;

•
trading volume of our common stock;

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announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•
adverse publicity relating to precision medicine product candidates, including with respect to other products in such markets;

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the introduction of technological innovations or new therapies that compete with our product candidates; and

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period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies or the biopharmaceutical sector. These broad market fluctuations may also adversely affect the trading price of our common stock.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management’s attention and resources, which could significantly impact our profitability and reputation. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our business practices. Defending against litigation is costly and time-consuming, and could divert our management’s attention and our resources. Furthermore, during the course of litigation, there could be negative public announcements of the results of hearings, motions or other interim proceedings or developments, which could have a negative effect on the market price of our common stock.
We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.
We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. Therefore, investors who purchase shares in this offering are not likely to receive any dividends on common stock for the foreseeable future. Since we do not intend to pay dividends, investors’ ability to receive a return on their investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which investors have purchased it.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statement contain these identifying words.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include, among other things, statements about:
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the strategies, prospects, plans, expectations and objectives of management of our future operations;

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the potential of, and expectations for our programs, including QTORIN rapamycin, QTORIN pitavastatin, and research-stage opportunities, including their expected therapeutic potential and market opportunity;

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the need to hire additional personnel and our ability to attract and retain such personnel;

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the ability to protect and enhance our products, proprietary technologies and intellectual property, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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developments and projections relating to our competitors or industry;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our financial performance;

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expectations concerning our relationships and actions with third parties, including any licenses and collaborations with such third parties;

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future regulatory, judicial and legislative changes or uncertainties in our industry in the United States, Europe, and other jurisdictions, including due to uncertainty resulting from the recent change in U.S. administration and shift in government policy and the evolving regulatory environment;

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the ability of our clinical trials to demonstrate safety and efficacy of our product candidates;

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our ability to utilize our proprietary drug development platform to develop a pipeline of product candidates to address unmet needs in rare skin disease indications;

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the outcome of clinical trials of our product candidates, including the ability of those trials to satisfy relevant governmental and regulatory requirements;

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the timing of availability of data from our clinical trials;

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our plans to research, develop and commercialize our current and future product candidates;

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our reliance on contract manufacturers, contract research organizations and other third parties;

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our ability to develop and advance current product candidates and programs into clinical studies and to successfully complete those studies;

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our manufacturing, commercialization, and marketing capabilities and strategy;

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the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases we are targeting;

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expectations regarding potential for accelerated approval or other expedited regulatory designations;

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degree of market acceptance of our product candidates, as well as the pricing and reimbursement of our product candidates, if approved;

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our competitive position and the success of competing therapies that are or may become available;

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estimates of the number of patients that we will enroll in our clinical trials;

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the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of our product candidates;

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our ability to obtain and maintain regulatory approval of our product candidates and our expectations regarding various types of therapy;

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the potential impact of healthcare reform in the U.S., including the Inflation Reduction Act of 2022, and measures being taken worldwide designed to reduce healthcare costs;

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the volatility of capital markets and other macroeconomic factors, including those due to inflationary pressures, tariffs and other trade restrictions or the threat of such actions, interest rate and currency rate fluctuations, economic slowdown or recession, banking instability, monetary policy changes, geopolitical tensions or the outbreak of hostilities or war, including from the ongoing Russia-Ukraine war, the current conflicts in the Middle East (including any escalation or expansion) and increasing tensions between China and Taiwan; and

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our expected use of proceeds from this offering.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompany prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $187.3 million (or approximately $215.5 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to support the development of our programs, including QTORIN rapamycin and QTORIN pitavastatin, and for working capital and other general corporate purposes, including research and development expenses.
This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion over the use of the net proceeds from this offering and our investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents, marketable securities and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.
Pending our use of the net proceeds as described above, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing securities.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering. As of September 30, 2025, our net tangible book value was $38.7 million, or $3.49 per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares outstanding.
Subsequent to September 30, 2025, the following events have occurred: (i) the exercise of options to purchase 21,208 shares of our common stock, (ii) conversion of all outstanding shares of our Series A Convertible Preferred Stock into 1,133 shares of our common stock, (iii) the conversion of all outstanding shares of our Series B Convertible Preferred Stock into 53,706 shares of our common stock, (iv) the conversion of all outstanding shares of our Series C Convertible Preferred Stock into 46,769 shares of our common stock, (v) the conversion of all outstanding shares of our Series D Convertible Preferred Stock into 40,019 shares of our common stock, (vi) the conversion of all outstanding shares of our Series E Convertible Preferred Stock into 66,697 shares of our common stock, and (vii) the exercise of certain pre-funded warrants into 1,071,676 shares of our common stock. On a pro forma basis, giving effect to these events, our pro forma net tangible book value as of September 30, 2025 would have been approximately $38.9 million, or $3.14 per share of our common stock.
After giving effect to (i) the pro forma adjustments described in the preceding paragraph, and (ii) the issuance and sale of 1,600,000 shares of our common stock in this offering at the public offering price of $125.00 per share and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $226.1 million, or $16.16 per share. This amount would represent an immediate increase in net tangible book value of $12.67 per share to existing stockholders and an immediate dilution in net tangible book value of $108.84 per share to new investors participating in this offering. We determine dilution by subtracting the assumed as adjusted net tangible book value per share after this offering from the assumed price per share paid by an investor in this offering.
The following table illustrates this dilution on a per share basis:
Public offering price per share		$125.00
Historical net tangible book value per share as of September 30, 2025	$3.49
Decrease in net tangible book value per share attributable to the pro forma adjustments described above	$0.35
Pro forma net tangible book value per share as of September 30, 2025	$3.14
Increase in pro forma net tangible book value per share attributable to this offering	$12.67
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$16.16
Dilution per share to new investors participating in this offering		$108.84
To the extent that outstanding options or pre-funded warrants are exercised, investors purchasing shares of our common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.
If the underwriters exercise their option to purchase an additional 240,000 shares of our common stock in full at the public offering price of $125.00 per share, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $254.3 million, or $17.87 per share. This amount would represent an immediate increase in net tangible book value of $14.38 per share to existing stockholders and an immediate dilution in net tangible book value of $107.13 per share to new investors purchasing common stock in this offering.
The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 11,088,329 shares of our common stock outstanding as of September 30, 2025, and excludes the following:
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2,733,437 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2025 at a weighted-average exercise price of $14.44 per share;

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577,985 shares of our common stock issuable upon exercise of stock options granted subsequent to September 30, 2025 at a weighted-average exercise price of $82.49 per share;

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1,310,859 shares of our common stock available for future issuance as of September 30, 2025 under our 2024 Equity Incentive Plan;

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options to purchase 21,208 shares of our common stock that were exercised subsequent to September 30, 2025 (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share);

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1,133 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share);

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53,706 shares of our common stock issuable upon conversion of our Series B Convertible Preferred Stock (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share);

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46,769 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share);

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40,019 shares of our common stock issuable upon conversion of our Series D Convertible Preferred Stock (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share);

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66,697 shares of our common stock issuable upon conversion of our Series E Convertible Preferred Stock (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share); and

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2,466,456 pre-funded warrants to purchase shares of our common stock outstanding as of September 30, 2025 with an exercise price of $0.001 per share (except with respect to the pro forma net tangible book value per share and the pro forma as adjusted net tangible book value per share).

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above, no exercise by the underwriters of their option to purchase additional shares.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our Board of Directors, or our Board, and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, anticipated cash needs, plans for expansion and any other factors deemed relevant by our Board.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS AND NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to U.S. Holders and Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s or Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders or Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our shares of common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies and other financial institutions;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our shares of common stock under the constructive sale provisions of the Code;

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persons who hold or receive our shares of common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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tax-qualified retirement plans;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

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persons that own, or have owned, actually or constructively, more than 5% of our shares of common stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
A U.S. Holder is a beneficial owner of our common stock, that, for U.S. federal income tax purposes, is:
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an individual that is a citizen or resident of the United States;

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a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

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an estate that is subject to U.S. federal income tax on its income regardless of its source.

A non-U.S. holder is a beneficial owner of our common stock that is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes and not, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (1) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons with the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax considerations applicable to U.S. Holders
Distributions on the Shares
As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Sale or other taxable disposition of the common stock
Upon the sale, exchange or other taxable disposition of the common shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any other property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the common shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Backup withholding and information reporting
In general, backup withholding and information reporting requirements may apply to distributions on the common shares, and to the receipt of proceeds on the sale, exchange or other taxable disposition of the common stock. Backup withholding (currently at a rate of 24 percent) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.
Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.
Tax considerations applicable to non-U.S. Holders
Distributions
As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussions below on effectively connected income, backup withholding and FATCA (as defined below), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our common stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Non-U.S. Holders should consult their tax advisors regarding the possibility of and procedure for obtaining a refund or a credit against their U.S. federal income tax liability, if any.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under proposed Treasury Regulations, FATCA withholding on payments of gross proceeds has been eliminated. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING INFORMATION REPORTING REQUIREMENTS, THE IMPACT OF ANY APPLICABLE TAX TREATIES, AND THE IMPACT OF ANY POTENTIAL CHANGE IN APPLICABLE LAW.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered.   Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.   TD Securities (USA) LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated are the representatives of the underwriters.
Underwriter	Number of Shares
TD Securities (USA) LLC	432,000
Cantor Fitzgerald & Co.	336,000
Stifel, Nicolaus & Company, Incorporated	336,000
Mizuho Securities USA LLC	120,000
LifeSci Capital LLC	112,000
Oppenheimer & Co. Inc.	81,600
Canaccord Genuity LLC	64,000
H.C. Wainwright & Co., LLC	64,000
Lucid Capital Markets, LLC	16,000
JonesTrading Institutional Services LLC	12,800
Clear Street LLC	12,800
Craig-Hallum Capital Group LLC	12,800
Total	1,600,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of the shares of common stock are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares.    We have granted to the underwriters an option to purchase up to 240,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.
Insider Participation.   Certain of our directors have indicated an interest in purchasing shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares of common stock to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares of common stock in this offering. The underwriting discount for any shares of common stock sold to these potential investors in the offering will be the same as the underwriting discount for the shares of common stock sold to the public.
Discounts and Commissions.    The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $750,000 and are payable by us. We have agreed to reimburse the underwriters for up to $40,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
	Total
	Per Share	Without Option	With Option
Public offering price	$125.00	200,000,000	230,000,000
Underwriting discounts and commissions	$7.50	12,000,000	13,800,000
Proceeds, before expenses, to us	$117.50	188,000,000	216,200,000
The underwriters propose to offer the shares of common stock to the public at the public offering prices set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $4.50 per share. If all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and other selling terms. Sales of any shares of common stock may be made by affiliates of the underwriters.
Discretionary Accounts.   The underwriters do not intend to confirm sales of the shares of common stock to any accounts over which they have discretionary authority.
Market Information.   Our common stock is listed on the Nasdaq Capital Market under the symbol “PVLA”.
Stabilization.    In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making.   In connection with this offering, underwriters (and their affiliates) may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.
Lock-Up Agreements.   Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our other stockholders, have agreed, subject to certain exceptions, not to and will not cause or direct any of its affiliates to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into, or announce the intention to enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder) that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of TD Securities (USA) LLC, for a period of 60 days after the date of the pricing of the offering.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or warrants, (c) adopt a new equity incentive plan and file registration statements on Form S-8, provided that each recipient who receives shares of common stock under the new equity plan is contractually prohibited from selling, disposing or transferring such shares during the remainder of the lock-up period, or (d) the sale or issuance of, or entry into an agreement to sell or issue shares of our common stock in connection with the acquisition of businesses, products, assets or technology of another individual or entity, any joint venture, collaboration, licensing, marketing or commercial or other collaborative transaction, provided that; the number of common stock that we may issue or agree to issue shall not exceed 5% of our total outstanding shares of common stock immediately following such issuance; and provided further, that the recipients of any such shares of common stock enter into a lock-up agreement. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to:
(a)
transfer the party’s securities:

(1)
if the party is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the party, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the party or any Family Member, (B) to the party’s estate, following the death of the party, by will, intestacy or other operation of law, (C) as a bona fide gift or a charitable contribution, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the party and/or by any such Family Member;
(2)
if the party is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the party, including investment funds or other entities that control or manage, are under common control or management with, or are controlled or managed by the party (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the party), (B) as a distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the party (including upon the liquidation and dissolution of the party pursuant to a plan of liquidation approved by the party’s equity holders), (C) as a bona fide gift or a charitable contribution or (D) transfers or dispositions not involving a change in beneficial ownership; or

(3)
if the party is a trust, to any grantors or beneficiaries of the trust;

(b)
exercise or settle any options, warrants, restricted stock awards or restricted stock units, in each case to purchase, receive in the future or otherwise acquire shares of our common stock (collectively, the “Equity Rights”) (including a net or cashless exercise), and any related transfer of shares of our common stock to us for the purpose of paying the exercise price of such Equity Rights or for paying taxes (including estimated taxes or tax withholding obligations) due as a result of such exercise; provided that, for the avoidance of doubt, the underlying shares of our common stock shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement;

(c)
establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock; provided that such plan does not provide for any transfers of shares of our common stock during the restricted period; provided further, that if any announcement or filing under the Exchange Act regarding the establishment or existence of such 10b5-1 plan shall be required by the party or us prior to the expiration of the restricted period, such announcement shall include a statement that sales under such 10b5-1 plan will not occur until after the expiration of the restricted period;

(d)
transfer shares of our common stock purchased by the party on the open market or in a public offering by us, in each case following the date hereof, provided that no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition (whether on Form 4, Form 5 or otherwise) during the restricted period;

(e)
transfer shares of our common stock pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our capital stock involving a change of control, pursuant to which more than fifty percent (50%) of the ownership of Palvella Therapeutics, Inc. is transferred to such third party, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the party’s securities shall remain subject to the restrictions contained in the lock-up agreement;

(f)
transfer or dispose shares of our common stock pursuant to an order of a governmental entity, provided that no filing by any party under the Exchange Act shall be voluntarily made or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the restricted period and in respect of a required filing, the party shall include a statement in such required filing to the effect that the disposition relates to the circumstances described in this paragraph (f); or

(g)
sell shares of our common stock pursuant to a trading plan established pursuant to Rule 10b5-1(c) under the Exchange Act (provided that such trading plan was established prior to the execution of the lock-up agreements), provided that no filing by any party under the Exchange Act shall be voluntarily made or other public announcement shall required or shall be made voluntarily in connection with such transfer or disposition during the restricted period and in respect of a required filing, the party shall include a statement in such required filing that such sale was effected pursuant to such 10b5-1 trading plan;

and provided, further, that, with respect to transfers described in clause (a) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the representatives, acting on behalf of the underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this “lock-up” agreement (it being understood that any references to “Family Member” in the agreement executed by such transferee shall expressly refer only to the Family Member of the party and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the representatives, and (B) any such transfer shall not involve a disposition for value; and with respect to each of (a), (b), and (c), above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the restricted period (other than (x) any exit filings or public announcements that may be required under applicable federal and state securities laws or (y) in respect of a required filing under the Exchange Act in connection with the exercise or the net settlement of any Equity Right, settled in shares of our common stock, that would otherwise expire during the restricted period, provided that reasonable notice shall be provided to the representatives prior to any such filing) and provided further that the party shall include a statement in such required filing to the effect that the disposition relates to the exercise or vesting, as applicable, of an option, warrant, restricted stock award or restricted stock unit, and that the shares of our common stock received upon exercise or vesting are subject to the restrictions of the lock-up agreement.
TD Securities (USA) LLC in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, TD Securities (USA) LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Selling Restrictions
Canada.   The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland.   The shares of common stock will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area.   In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinator for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares of common stock shall require the company or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom.   No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares of common stock may be offered to the public in the United Kingdom at any time: (a) where (i) the offer is conditional on the admission of the shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares of common stock being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR); (b) to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR; (c) to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the Global Coordinator for any such offer; or (d) in any other circumstances falling within Part 1 of Schedule 1 of the POATR. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares of common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Hong Kong.   The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore.   Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares of common stock or caused the shares of common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than:
A.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares of common stock or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel.   In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions

(the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase shares of common stock in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728–1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of shares of common stock through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares of common stock, other than the underwriters, is authorized to make any further offer of shares of common stock on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of Shares.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters will be passed upon us by Goodwin Procter LLP, and with respect to the validity of the shares of our common stock by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain legal matters will be passed upon for the underwriters by Cooley LLP.
EXPERTS
The consolidated financial statements of Palvella Therapeutics, Inc. appearing in Palvella Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the shares of common stock that we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein.
We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www.palvellatx.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025 and November 12, 2025, respectively;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025;

•
Our Current Reports on Form 8-K, filed with the SEC on June 11, 2025, November 5, 2025, December 15, 2025, January 12, 2026, January 29, 2026 and February 24, 2026 (in each case other than any portions thereof deemed furnished and not filed); and

•
The description of our common stock contained in our registration statement on Form 8-A (File No. 001-37471) filed with the SEC on June 24, 2015, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, by requesting them in writing or by telephone at:
Palvella Therapeutics, Inc.
353 W. Lancaster Ave, Suite 200
Wayne, PA 19087
(484) 253-1461
Attention: Chief Financial Officer

PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Capital Market under the symbol “PVLA.” On December 31, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $104.67 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $300,000,000 of any combination of the securities described in this prospectus.
This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.
When we refer to “Palvella,” “Palvella Therapeutics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Palvella Therapeutics, Inc. and its subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus contains or incorporates by reference documents that contain references to trademarks, service marks and trade names owned by us or other entities. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.
We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www.palvellatx.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025, for the quarter ended June 30, 2025 filed with the SEC on August 14, 2025 and for the quarter September 30, 2025 filed with the SEC on November 12, 2025;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025;

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Our Current Reports on Form 8-K filed with the SEC on June 11, 2025, November 5, 2025 and December 15, 2025; and

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The description of our common stock contained in our registration statement on Form 8-A (File No. 001-37471) filed with the SEC on June 24, 2015, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.palvellatx.com by viewing the “Financials & Filings” subsection of the “Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus.
Palvella Therapeutics, Inc.
353 W. Lancaster Ave, Suite 200
Wayne, PA 19087
(484) 253-1461
Attention: Chief Financial Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning:
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the strategies, prospects, plans, expectations and objectives of management of our future operations;

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the potential of, and expectations for our programs, including QTORIN™ rapamycin, QTORIN™ pitavastatin, and research-stage opportunities, including their expected therapeutic potential and market opportunity;

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the need to hire additional personnel and our ability to attract and retain such personnel;

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the ability to protect and enhance our products, proprietary technologies and intellectual property, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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developments and projections relating to our competitors or industry;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our financial performance;

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expectations concerning our relationships and actions with third parties, including any licenses and collaborations with such third parties;

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future regulatory, judicial and legislative changes or uncertainties in our industry in the United States, Europe, and other jurisdictions, including due to uncertainty resulting from the recent change in U.S. administration and shift in government policy and the evolving regulatory environment;

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the ability of our clinical trials to demonstrate safety and efficacy of our product candidates;

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our ability to utilize our proprietary drug development platform to develop a pipeline of product candidates to address unmet needs in rare skin disease indications;

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the outcome of clinical trials of our product candidates, including the ability of those trials to satisfy relevant governmental and regulatory requirements;

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the timing of availability of data from our clinical trials;

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our plans to research, develop and commercialize our current and future product candidates;

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our reliance on contract manufacturers, contract research organizations and other third parties;

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our ability to develop and advance current product candidates and programs into clinical studies and to successfully complete those studies;

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our manufacturing, commercialization, and marketing capabilities and strategy;

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the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases we are targeting;

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expectations regarding potential for accelerated approval or other expedited regulatory designations;

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degree of market acceptance of our product candidates, as well as the pricing and reimbursement of our product candidates, if approved;

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our competitive position and the success of competing therapies that are or may become available;

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estimates of the number of patients that we will enroll in our clinical trials;

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the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of our product candidates;

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our ability to obtain and maintain regulatory approval of our product candidates and our expectations regarding various types of therapy;

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the potential impact of healthcare reform in the U.S., including the Inflation Reduction Act of 2022, and measures being taken worldwide designed to reduce healthcare costs;

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the volatility of capital markets and other macroeconomic factors, including those due to inflationary pressures, tariffs and other trade restrictions or the threat of such actions, interest rate and currency rate fluctuations, economic slowdown or recession, banking instability, monetary policy changes, geopolitical tensions or the outbreak of hostilities or war, including from the ongoing Russia-Ukraine war, the current conflicts in the Middle East (including any escalation or expansion) and increasing tensions between China and Taiwan;

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our use of cash and other resources, including our expected use of the proceeds from any offering under this prospectus; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless required by law, we undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT PALVELLA
Overview
We are a clinical-stage biopharmaceutical company whose vision is to become the leading rare disease biopharmaceutical company focused on developing and, if approved, commercializing novel therapies to treat patients suffering from serious, rare skin diseases for which there are no U.S. Food and Drug Administration, or FDA,-approved therapies. We intend to leverage our versatile QTORIN platform to treat these patients. The QTORIN platform is designed to generate potential new therapies that penetrate the deep layers of the skin to locally treat a broad spectrum of rare skin diseases. Our lead product candidate, QTORIN 3.9% rapamycin anhydrous gel, or QTORIN rapamycin, is currently in clinical development for microcystic lymphatic malformations, or microcystic LMs, and cutaneous venous malformations, or cutaneous VMs. QTORIN rapamycin contains the active pharmaceutical ingredient, or API, rapamycin, also known as sirolimus, which is an inhibitor of mTOR, a kinase that has been known to play a key role in cell growth and proliferation.
We currently have two ongoing clinical trials: (i) SELVA, a Phase 3, single-arm, baseline-controlled study evaluating the safety and efficacy of QTORIN rapamycin for the treatment of microcystic LMs in patients 3 years and older, for which we expect to report top-line data for in the first quarter of 2026, and (ii) TOIVA, a Phase 2, single-arm, open-label, baseline-controlled study evaluating the safety and efficacy of QTORIN rapamycin for the treatment of cutaneous VMs in patients 6 years and older.
In September 2025, we announced the expansion of our QTORIN rapamycin development program into clinically significant angiokeratomas. We plan to meet with the FDA in the first half of 2026 to discuss the proposed design of a Phase 2 study of approximately 10-20 patients to evaluate QTORIN rapamycin for the treatment of clinically significant angiokeratomas. Study initiation is anticipated in the second half of 2026.
In November 2025, we announced a new product candidate, QTORIN™ pitavastatin, for the treatment of disseminated superficial actinic porokeratosis (DSAP). QTORIN™ pitavastatin was developed leveraging QTORIN™. We plan to meet with the FDA in the first half of 2026 to discuss the proposed design of a Phase 2 clinical trial evaluating QTORIN™ pitavastatin in subjects with disseminated superficial actinic porokeratosis. Trial initiation is anticipated in the second half of 2026.
Recent Developments
In December 2025, we announced positive topline results from our Phase 2 TOIVA study of QTORIN™ 3.9% rapamycin for the treatment of cutaneous VMs. The study enrolled 16 participants, ages six and older, at leading vascular anomaly centers across the U.S. Key findings from among the study’s pre-specified efficacy endpoints at Week 12 demonstrated improvements in both clinician- and patient-reported outcomes:
Efficacy Endpoints at Week 12 (ITT Population)	Mean Change from Baseline (n=15)	Nominal, Two-sided p-value
Dynamic Change Scales (7-point scales ranging from -3 to +3; positive values indicate improvements from baseline)
Overall Cutaneous VM Investigator Global Assessment (Overall cVM-IGA)	1.5	<0.001
cVM-IGA Height/Engorgement	1.3	<0.001
cVM-IGA Appearance (visualization/color of affected veins)	1.5	<0.001
cVM-IGA Bleeding	0.7	0.045
Overall Patient Global Impression of Change (PGI-C)	1.1	<0.001
Static Severity Scales (5-point scales ranging from 1 to 5; negative values indicate improvements from baseline)
Overall Clinician Global Impression of Severity (CGI-S)	-1.0	<0.001
cVM-MCSS (Cutaneous VM Multi-Component Static Scale) Severity of Height/Engorgement	-1.3	<0.001
cVM-MCSS Severity of Appearance (visualization/color of affected veins)	-1.1	<0.001
Overall Patient Global Impression of Severity (PGI-S)	-0.5	0.027

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p-values are nominal as there was no adjustment for multiplicity amongst efficacy endpoints; change scores and changes from baseline in static scores were compared vs. mean 0 using a 1-sample t-test.

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n=15 subjects completed treatment period (one additional dosed participant lost to follow up); data analyzed per statistical analysis plan; analysis conducted per available data at each timepoint; ITT analyzed with no imputation of values for missing data.

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Ulceration was also assessed with no disease present at baseline. CGI-S Bleeding assessed with limited disease present at baseline.

The Overall Cutaneous Venous Malformations Investigator Global Assessment (Overall cVM-IGA) is a 7-point, clinician-assessed, single-item efficacy endpoint measuring change in severity from baseline, with the numeric rating scale ranging from “Very Much Worse” (-3) to “Very Much Improved” (+3). On the Overall cVM-IGA at Week 12:
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73% of trial participants (11/15 participants) improved

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67% of trial participants (10/15 participants) were either “Much Improved” (+2) or “Very Much Improved” (+3)

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No trial participants (0/15 participants) were “Minimally Worse” (-1), “Much Worse” (-2), or “Very Much Worse” (-3)

Represented in the ten (10) participants who were rated either “Much Improved” (+2) or “Very Much Improved” (+3) on the Overall cVM-IGA at Week 12 were participants with (i) genetically confirmed TEK mutations, (ii) genetically confirmed PIK3CA mutations, and (iii) a non-TEK/PIK3CA mutation or unconfirmed genotype.
Similar to previous clinical trials of QTORIN™ rapamycin, in the Phase 2 TOIVA study QTORIN™ rapamycin was generally well-tolerated, with the most common treatment-emergent adverse events being application site reactions (erythema, 25%). All treatment-related adverse events were moderate or mild, with no unexpected adverse events reported. Rapamycin levels were below the lower limit of quantification (2 ng/mL) in systemic circulation on a standard lab assay for all participants at all timepoints in the study.
Corporate Information
We were incorporated in the State of Nevada in May 2013 under the name “Marika Inc.” and began operating the business of Pieris Pharmaceuticals GmbH (formerly Pieris AG, a German company which was founded in 2001), through a reverse acquisition on December 17, 2014. On December 13, 2024, we completed a reverse merger transaction, or the Merger, with Palvella Therapeutics, Inc., a Delaware corporation, or Legacy Palvella, and, upon completion of the Merger, we changed our name to “Palvella Therapeutics, Inc.” Shares of our common stock commenced trading on the Nasdaq Capital Market under the ticker symbol “PVLA” as of market open on December 16, 2024. Legacy Palvella was formed under the laws of the State of Delaware on September 11, 2015 as Palvella Therapeutics LLC, a limited liability company. On May 30, 2018, Legacy Palvella converted into a Delaware corporation and changed its name to Palvella Therapeutics, Inc. Since Legacy Palvella’s inception, it has devoted substantially all of its time to identifying, researching and conducting preclinical and clinical activities for its product candidates, acquiring and developing its platform technology, organizing and staffing its company, business planning, raising capital and establishing its intellectual property portfolio.
Our principal executive office is located at 353 W. Lancaster Avenue, Suite 200, Wayne, Pennsylvania 19087, and our telephone number is (484) 253-1461. Our website address is www.palvellatx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our Amended and Restated Articles of Incorporation, as amended, or the Articles of Incorporation, and our Amended and Restated Bylaws, as amended, or the Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 200,000,000 shares of our common stock, par value $0.001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share, of which 4,963 shares have been designated as Series A Convertible Preferred Stock, 5,000 shares have been designated as Series B Convertible Preferred Stock, 3,522 shares have been designated as Series C Convertible Preferred Stock, 3,000 shares have been designated as Series D Convertible Preferred Stock, and 5,000 shares have been designated as Series E Convertible Preferred Stock.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of our stockholders and do not have cumulative voting rights. Holders of our common stock are entitled to receive any dividends as may be declared by our board of directors, or Board, subject to applicable law, our Articles of Incorporation and any relative rights and preferences of any shares of preferred stock authorized, issued and outstanding under our Articles of Incorporation.
Voting Rights
For all matters properly submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in the holder’s name on our books. At all meetings of the stockholders, except where otherwise provided by applicable law, rules of any stock exchange upon which our securities are listed, our Articles of Incorporation or our Bylaws, the presence, in person, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of our capital stock entitled to vote constitutes a quorum for the transaction of business. Except as otherwise provided by applicable law, rules of any stock exchange upon which our securities are listed or by our Articles of Incorporation or our Bylaws, all matters, other than the election of directors, proposed at any meeting of the stockholders shall be determined by a majority of the votes cast affirmatively or negatively. Except as otherwise provided by law, our Articles of Incorporation, our Bylaws or the terms of any class or series of our preferred stock, directors are elected by a plurality of the votes cast.
Dividends
Subject to applicable law, our Articles of Incorporation and any relative rights and preferences of any shares of preferred stock authorized, issued and outstanding under our Articles of Incorporation, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board in their sole discretion, out of legally available funds.
Liquidation
Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities of the company, subject to any rights and preferences of any preferred stock then outstanding.
Other Rights and Restrictions
Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert our common stock into any other securities. There is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of common stockholders are subject to the rights and preferences of the stockholders of any series of our preferred stock, including any which we may designate in the future. Our Articles of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “PVLA.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services, LLC, P.O. Box 43006, Providence, RI 02940-3078, telephone number: 1-877-373-6374.
Preferred Stock
Under the terms of our Articles of Incorporation, the Board is authorized to issue up to 10,000,000 shares of preferred stock in one or more series without stockholder approval by adopting a resolution or resolutions providing for the establishment and/or issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the NRS. The Board has the discretion to determine the designations, rights, preferences, privileges and restrictions, including voting powers (full, limited or no voting powers), dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The authorization of the Board to issue preferred stock and determine the rights and preferences of that preferred stock eliminates delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.
Anti-Takeover Effects of Nevada Law and Articles of Incorporation and Bylaws.
Nevada law and our Articles of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of Palvella. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Palvella to first negotiate with the Board.
Staggered Board; Removal of Directors.   Our Articles of Incorporation and Bylaws divide the Board into three classes with staggered three-year terms. In addition, subject to the rights of the holders of any series of preferred stock then outstanding, a director may only be removed for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of our capital stock entitled to vote in an election of directors. Any vacancy or newly-created directorship on the Board shall be filled only by vote of a majority of our directors then in office, even though less than a quorum, or by a sole remaining director, and not by stockholders, subject to the rights of the holders of any series of preferred stock and unless otherwise required by law or by resolution of the Board. The classification of the Board and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of Palvella.
No Stockholder Action by Written Consent; Special Meetings.   Our Articles of Incorporation and Bylaws provide that any action required or permitted to be taken by Palvella stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent of such holders. Our Articles of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of Palvella stockholders can only be called by the Board.
Advance Notice Requirements for Stockholder Proposals.   Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of Palvella stockholders, including proposed nominations of persons for election to the Board. Stockholders at a Palvella annual meeting may only consider proposals or nominations (1) specified in the notice of meeting or proxy materials with respect to such meeting, (2) brought before the meeting by or at the direction of the Board or (3) by any Palvella stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Amendment of Our Articles of Incorporation and Bylaws.   The NRS provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon is required to amend a corporation’s articles of incorporation, unless a corporation’s articles of incorporation require a greater percentage. Our Bylaws may be amended or repealed by a majority vote of the Board or by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of our capital stock entitled to vote in the election of directors. In addition, our Articles of Incorporation require the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of our capital stock entitled to vote in the election of directors is required to amend, alter or repeal, or to adopt any provision(s) inconsistent with any of the provisions of our Articles of Incorporation described above under “— Staggered Board; Removal of Directors” and “— No Stockholder Action by Written Consent; Special Meetings,” and under this section “— Amendment of Our Articles of Incorporation and Bylaws.”
Acquisitions, Business Combinations and Change in Control.   The NRS contains provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless (1) a majority of the disinterested stockholders of the corporation and (2) the holders of a majority of each class or series of outstanding shares adversely affected by such acquisition elect to restore such voting rights. These laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, the shares which it acquired in the transaction that took it over the threshold within the 90 days immediately preceding the date on which the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation include a provision stating that these laws, or any successor statutes, relating to acquisitions of controlling interests in Palvella, shall not apply to us or to any acquisition of any shares of our capital stock. These laws may have a chilling effect on certain transactions if our Articles of Incorporation are amended to eliminate the foregoing provision and these laws otherwise apply according to their terms.
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment to not be governed by these laws (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation, and we have not amended our Articles of Incorporation to so elect.
Further, NRS 78.139 provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Palvella,” “Palvella Therapeutics,” “we,” “our” or “us” refer to Palvella Therapeutics, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, or a “successor person”, unless:
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we are the surviving corporation or the successor person (if other than Palvella) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Palvella and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Palvella; and

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United

States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or “covenant defeasance”.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability.
This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as our stockholders.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agreements. While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any rights in more detail in the applicable prospectus supplement. The terms of any rights offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC the form of any rights certificate or rights agreement that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related rights. The following summaries of material terms and provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of any rights certificate or rights agreement and any supplemental agreements applicable to particular rights. We urge you to read the applicable prospectus supplements related to the particular rights that we may offer under this prospectus, as well as any related free writing prospectuses and the complete rights certificate or rights agreement and any supplemental agreements that contain the terms of the rights.
General
We may issue rights to purchase our common stock, preferred stock or debt securities. These rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the rights;

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the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the rights;

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the number of rights to be issued to each stockholder;

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the number and terms of our common stock, preferred stock or debt securities which may be purchased per each right;

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the extent to which the rights are transferable;

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any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

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the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of rights.

Rights Agent
The rights agent, if any, for any rights we offer will be set forth in the applicable prospectus supplement.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market offerings,” negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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in “at-the-market offerings” (as defined in Rule 415 under the Securities Act);

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at negotiated prices; or

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through any method permitted by applicable law and described in a prospectus supplement.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock or preferred stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange.
To facilitate the offering of securities, and to the extent permitted by and in accordance with Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS
Goodwin Procter LLP, Philadelphia, Pennsylvania, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby, and Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada, will pass upon matters of Nevada law on behalf of Palvella Therapeutics, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Palvella Therapeutics, Inc. appearing in Palvella Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,600,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
TD Cowen	Cantor	Stifel	Mizuho	LifeSci Capital	Oppenheimer & Co.	Canaccord Genuity	H.C. Wainwright & Co.
Co-Managers
Lucid Capital Markets	Jones	Clear Street	Craig-Hallum
February 25, 2026